EXHIBIT 10.8

                               DELTA MUTUAL, INC.
                       1730 Rhode Island Avenue, Suite 812
                             Washington, D.C. 20036
                                  203-820-4831

February 3, 2003

Mr. Peter Russo
73 Watercrest Drive
Doylestown, Pennsylvania 18901

Dear Mr. Martin:

This shall serve as the agreement by and between Delta Mutual, Inc., a Delaware Corporation (the "Company") and you, in your capacity as an agent to the Company(the "Agent") to provide Agent with full compensation for your past services rendered to the Company.

The Company acknowledges that the Agent has performed corporate and business planning services, for and on behalf of the Company, which services have included (1)the preparation of presentations for submittal to the United States Trade Development Agency in connection with the Company's plan to develop new business operations in the energy and environmental sectors in the former republics of the USSR; (2) established communications with responsible members overseeing the environmental section of the World Bank in connection with proposed projects in the Republic of the Ukraine, including two business trips to Washington, D.C., and(3) devoted no less that 200 hours to these endeavors, which included approximately 10 business trips to New Jersey, Texas and New York in connection with the establishment of business operations in the energy and environmental sectors. All of these past services have resulted in an outstanding Company debt due Agent in the approximate amount of $20,000. Pursuant to our discussions, Agent has agreed to accept 40,000 restricted shares of the Company's common shares (the "Shares") In full payment of the Company's debt. In addition and as further consideration for Agent's agreement to accept the Shares as payment, the Company shall utilize its best efforts to register the Shares for sale to the public by including them in a Form S-8 registration statement that the Company shall file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). The Company shall issue the Shares in your individual name and identity you as the selling shareholder in the registration statement. Upon the filing of this Form S-8, we shall notify you of the date of its effectiveness and provide you with the necessary copies of the prospectus to be used in any proposed sale of the Shares.

Please indicate your agreement to the terms set forth in this correspondence by signing your name where indicated below, returning a signed copy to me at your convenience.

Very truly yours,

/s/ Kenneth Martin
--------------------------
DELTA MUTUAL, INC.
Kenneth Martin, President


AGREED TO AND ACCEPTED BY:

/s/ Peter Russo
---------------------------
Peter Russo, Agent